                                                                     EXHIBIT 12


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                YEAR ENDED DECEMBER 31,
                                       ---------------------------------------------------------------------
                                         1994            1995          1996            1997           1998
                                       ---------      ---------      ---------      ---------      ---------
Earnings:
   Loss before extraordinary item      $ (17,965)     $ (44,201)     $(104,320)     $(141,403)     $(162,009)
   Fixed charges, less
     interest capitalized                 64,007        118,666        148,055        174,311        170,343
                                       ---------      ---------      ---------      ---------      ---------
     Earnings                          $  46,042      $  74,465      $  43,735      $  32,908      $   8,334
                                       =========      =========      =========      =========      =========


Fixed charges:
   Interest expense, including
      interest capitalized             $  50,694      $  98,533      $ 122,753      $ 158,888      $ 161,269
   Amortization of deferred
      financing costs                      3,023          4,313          5,261          8,418          4,430
   Interest portion of rental
      expense                             10,290         15,820         20,041         22,931         26,581
                                       ---------      ---------      ---------      ---------      ---------
      Fixed charges                    $  64,007      $ 118,666      $ 148,055      $ 190,237      $ 192,280
                                       =========      =========      =========      =========      =========


Ratio of earnings to fixed charges            --             --             --             --             --
                                       =========      =========      =========      =========      =========

Deficiency of earnings available
   to cover fixed charges              $ (17,965)     $ (44,201)     $(104,320)     $(157,329)     $(183,946)
                                       =========      =========      =========      =========      =========